Exhibit 10.7

Independence Contract Drilling, Inc.

20475 State Highway 249, Suite 300

Houston, TX 77070

Fee Letter

MSD PARTNERS, L.P.

GLENDON CAPITAL MANAGEMENT L.P.

Ladies and Gentlemen:

As a fee payable to MSD Partners, L.P. and Glendon Capital Management L.P. (the “Investors”) in connection with the structuring of the issuance of the Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 by Independence Contract Drilling, Inc. (the “Company”), pursuant to a Convertible Notes Subscription Agreement, dated as of March 18, 2022, by and among the Company and each subscriber named therein (the “Subscription Agreement”), for good and valid consideration the receipt of which is hereby acknowledged, the Company has agreed to cause an aggregate of 2,268,000 shares of Common Stock (the “Structuring Fee Shares”), to be issued and registered in the names and amounts set forth on Schedule I hereto, in book entry form, on the registrar of the Transfer Agent. Capitalized terms not defined herein have the meanings assigned to such terms in the Subscription Agreement.

1.          Company Representations and Warranties. The Company represents and warrants to each Investor, as of the date of this Fee Letter and as of the Closing, that:

(a)          As of the Closing Date, the Structuring Fee Shares issued to such Investor have been duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under the Voting Agreement and applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Company’s Governing Documents, by any contract to which the Company is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

(b)          Assuming the accuracy of the representations and warranties of the Investor, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NYSE, as applicable) or other person in connection with the execution, delivery and performance of this Fee Letter and the Indenture, the issuance and sale of the Structuring Fee Shares and the compliance by the Company and the Guarantors with all of the provisions of the Indenture and the consummation of the transactions contemplated herein and therein, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 3 below, (iii) those required by the SEC or NYSE (as applicable), including with respect to soliciting and obtaining stockholder approval, (iv) if applicable, requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)          Due Authorization; No Conflict.

(i)          The execution, delivery, and performance by the Company of this Fee Letter has been duly authorized by all necessary action on the part of the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(ii)          The execution, delivery, and performance by the Company of this Fee Letter do not and will not (1) violate any material provision of federal, state, or local law or regulation applicable to the Company or its Subsidiaries, the Governing Documents of the Company or its Subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on the Company or its Subsidiaries, (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of the Company or its Subsidiaries, (3) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of the Company, other than Permitted Liens, or (4) require any approval of any holder of Equity Interests of the Company or any approval or consent of any Person under any material agreement of the Company, other than consents or approvals that have been obtained and that are still in force and effect.

2.           Investor Representations and Warranties. Each Investor represents and warrants to the Company, severally and not jointly, that:

(a)          Such Investor (i) is an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), and (ii) is not acquiring the Structuring Fee Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(b)          Such Investor understands that the Structuring Fee Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Structuring Fee Shares have not been registered under the Securities Act. Investor understands that the Structuring Fee Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing such shares shall contain a legend to such effect. As a result of these transfer restrictions, Investor may not be able to readily resell the Structuring Fee Shares and may be required to bear the financial risk of an investment in the Structuring Fee Shares for an indefinite period of time. Investor acknowledges and agrees that the Structuring Fee Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least six months from the date hereof or such longer date as may be required if the Company does not satisfy the current public information requirements under Rule 144(c) and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that Investor is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Company within the meaning of Rule 144. Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Structuring Fee Shares.

Each book entry for the Structuring Fee Shares, when issued, shall contain a notation, and each certificate (if any) evidencing the such shares shall be stamped or otherwise imprinted with a legend, in substantially the following form;

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

3.           Registration of Shares. The Company agrees and acknowledges that it will be bound by the registration rights provisions set forth in Annex A hereto (the “Registration Rights Annex”) with respect to the Structuring Fee Shares, the 327,643 shares of Common Stock currently owned by MSD CREDIT OPPORTUNITY MASTER FUND, L.P. and the 77,574 shares of Common Stock currently owned by MSD ENERGY INVESTMENTS, L.P. (the “Existing MSD Shares”). For the avoidance of doubt, each Investor may assign its rights under the Registration Rights Annex to any one or more of its affiliates to which it transfers Structuring Fee Shares or Existing MSD Shares.

4.           Miscellaneous.

(a)          All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), or (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this clause.

(b)          Each Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of such Investor contained in Section 4 of this Fee Letter. Prior to the Closing, each Investor agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Investor set forth herein are no longer accurate in all material respects. Each Investor acknowledges and agrees that each purchase by such Investor of Convertible Notes from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Investor as of the time of such purchase. The Company acknowledges that each Investor will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Fee Letter. Prior to the Closing, Company agrees to promptly notify the Investor if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of any Investor set forth herein are no longer accurate in all material respects.

(c)          Each of the Company and Investor is irrevocably authorized to produce this Fee Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)           The parties agree that this Fee Letter and any dispute, claim or controversy arising out of or relating to this letter (whether arising in contract, tort or otherwise) shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflicts of law rules that would result in the application of a different governing law. All disputes, legal actions, suits and proceedings arising out of or relating to this Fee Letter must be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, in each case located in the Borough of Manhattan (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Fee Letter may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 4(a) of this Fee Letter shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(e)          This Fee Letter may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Fee Letter, or the negotiation, execution or performance of this Fee Letter, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Fee Letter or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(f)          This Fee Letter may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(g)          This Fee Letter may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties. The failure of any party to exercise any right, power or remedy provided under this Fee Letter or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h)          Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or in connection with this Fee Letter.

(i)          This Fee Letter constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

Very truly yours,

MSD Partners, L.P.

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director

[Signature Page to Fee Letter]

Very truly yours,

Glendon Capital Management L.P.

By:	/s/ Haig M. Maghakian
Name: Haig M. Maghakian
Title: Authorized Person

[Signature Page to Fee Letter]

Very truly yours,

Independence Contract Drilling, Inc.

By:	/s/ Philip A. Choyce
Name: Philip A. Choyce
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Fee Letter]

Schedule I

Investor	Number of Structuring Fee Shares
MSD PCOF Partners LXXIII, LLC	1,002,229
MSD Private Credit Opportunity (NON-ECI) Fund, LLC	329,654
MSD Credit Opportunity Master Fund, L.P.	369,117
Glendon Capital Management L.P.	567,000
Total	2,268,000

Annex A

Registration Rights

(see attached)

Registration Rights Annex

This Registration Rights Annex, together with the Registration Rights Annexes attached to the Indenture and the Warrant Agreement shall be collectively referred to as the “Registration Rights Annexes”. It is agreed and acknowledged that the same Registration Statement will be filed in satisfaction of the Company’s obligations under each of the Registration Rights Annexes. Section references used in this Registration Rights Annex shall refer to this Registration Rights Annex unless otherwise expressly stated.

(a)          The Company agrees that, within thirty (30) business days following the Issue Date (such deadline, the “Filing Deadline”), the Company will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, registering the resale of the Structuring Fee Shares and Existing MSD Shares which are eligible for registration (determined as of two business days prior to such submission or filing) (the “Registrable Shares”) and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 180th calendar day following the Issue Date of the Notes (such date, the “Effectiveness Deadline”); provided, however, that the Company’s obligations to include any Registrable Shares in the Registration Statement are contingent upon the relevant eligible holder of Registrable Shares (or the Notes or Pre-Funded Warrants relating thereto) (the “Holder”) furnishing in writing to the Company such information regarding such Holder, the securities of the Company held by such Holder and the intended method of disposition of the Registrable Shares as shall be reasonably requested by the Company to effect the registration of the Registrable Shares at least five (5) business days in advance of the expected filing date of the Registration Statement, and such Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that no Holder shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of Common Stock pursuant to this Registration Rights Annex by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of shares of Common Stock as is permitted to be registered by the SEC; provided that, if such Registration Statement is on a Form S-3, and the full number of Registrable Shares to be included on such Registration Statement could be included on a Form S-1, the Company shall file a Form S-1 instead. In the event of such a reduction, the number of shares of Common Stock to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. For as long as (i) any Notes or (ii) any Registrable Shares remain outstanding, the Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Holder). Any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Registration Rights Annex.

(b)          Shelf Takedown and Piggyback Registration

(i)          At any time and from time to time when an effective shelf registration of the Company is on file with the SEC, a Holder (in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Shares in a firm commitment underwritten offering (an “Underwritten Offering”) that is registered pursuant to the such shelf registration (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if the Registrable Shares being sold in such Underwritten Shelf Takedown (together with any other “Registrable Securities” being sold in an “Underwritten Shelf Takedown” under the other Registration Rights Annexes) have an aggregate value of at least $20,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Shares proposed to be sold in the Underwritten Shelf Takedown. The Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks) shall be selected by the Company, subject to approval by holders of the majority of the Registrable Shares being sold in such Underwritten Shelf Takedown (which shall not be unreasonably withheld, conditioned or delayed). Demanding Holders may not demand more than one (1) Underwritten Shelf Takedown pursuant to this section during any 90-day period (the “Takedown Limit”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

(ii)          If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section (b)(i)), in each case solely for cash and other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a block trade, or (vii) sales under any “at-the-market” equity distribution program, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Shares as soon as practicable but not less than ten (10) days (or, with respect to any overnight or bought offering, three (3) days) before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Shares the opportunity to include in such registered offering such number of Registrable Shares as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Shares to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Shares requested by the Holders pursuant to this Section (b)(ii) to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Shares in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. For the avoidance of doubt, no exercise of such rights shall be counted against the Takedown Limit.

 (iii)     If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown or Piggyback Registration in their reasonable opinion advise the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown or Piggyback Registration (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Shares that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the marketability of such offering (including the proposed offering price, the timing, the distribution method, and the probability of success of such offering) (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Shares of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Shares Demanding Holder and Requesting Holder (if any), together with their respective Affiliates, holds (inclusive, without duplication, of any “Registrable Shares” under each of the Registration Rights Annexes and treating any Notes or Pre-Funded Warrants on an as converted or as exercised basis, without respect to any conversion or exercise blocker contained therein) that can be sold without exceeding the Maximum Number of Securities; provided that, if the Underwritten Offering is initiated by the Company, the shares of Common Stock sold by the Company shall be sold before the sale of shares of Common Stock held by any holder of Registrable Shares. For purposes of the preceding sentence, each of the terms Registrable Shares, Demanding Holder and Registrable Holder shall be interpreted to include the “Registrable Shares”, “Demanding Holder” and “Registrable Holder”, respectively, under all of the Registration Rights Annexes.

(iv)          Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown or Piggyback Registration, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown or Piggyback Registration for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown or Piggyback Registration; provided that a Demanding Holder, as applicable, may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Shares proposed to be sold in the Underwritten Shelf Takedown or Piggyback Registration by the Company, the Holders or any of their respective transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section (b)(i), unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Shares that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Company or Holder, as applicable, elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Company or such Holder, as applicable, for purposes of Section (b)(i). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section (b)(iv), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section (b)(iv).

(v)           With respect to any Underwritten Offering by the Company or by a Demanding Holder in an Underwritten Shelf Takedown pursuant to Section (b), (i) the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the sixty (60) days following the date of execution of the underwriting agreement with respect to such Underwritten Offering or Underwritten Shelf Takedown (or such longer period not to exceed ninety (90) days as may be requested by the managing underwriter and as shall be applicable to Holders participating in such Underwritten Offering or Underwritten Shelf Takedown) and (ii) the Company agrees to cause each of its directors and senior executive officers to execute and deliver customary lock-up agreements not to exceed the lock-up period as requested from the Company and the Holders participating in such offering. Notwithstanding anything else to the contrary in this Registration Rights Annex, with respect to any Underwritten Offering by the Company in which any Holders participate in accordance with Section (b)(ii) or any Underwritten Shelf Takedown initiated by a Demanding Holder in which any Holders participate in accordance with Section (b)(i), each participating Holder agrees to execute and deliver customary lock-up agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter; provided that such Holder shall not be required to execute and deliver any lock-up agreement different in form or substance as any lock-up executed by the Company’s directors and senior executive officers. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans. The foregoing requirements may be waived in writing by a consent of the Company and Holders of a majority of the Registrable Securities (including all Registrable Securities under the Registration Rights Annexes).

(c)          At its expense the Company shall:

(i)          except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Holders, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (a) the date all Registrable Shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (b) there are no longer outstanding (x) any Notes, (y) any Pre-Funded Warrants or (z) any Registrable Shares (the period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”);

(ii)          during the Registration Period, notify the Trustee (which notice shall be forwarded to the Holders), as expeditiously as practicable:

(1)          when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)          after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)          of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)          subject to the provisions in this Registration Rights Annex, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Trustee and Holders of such events, provide the Trustee or any Holder with any material, nonpublic information regarding the Company, other than to the extent that providing notice to Trustee and Holders of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

(iii)          during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)          during the Registration Period, upon the occurrence of any event contemplated in Section (c)(ii)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)          during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of Common Stock issued by the Company have been listed;

(vi)          during the Registration Period, use its commercially reasonable efforts to allow any Holder of 10% or more of the principal amount of outstanding Notes to review disclosure regarding such Holder in the Registration Statement; and

(vii)         during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Required Holders, consistent with the terms of this Registration Rights Annex, in connection with the registration of the Registrable Shares;

(viii)        with respect to an Underwritten Offering pursuant to Section (b)(i), use its commercially reasonable efforts to make available at reasonable times and for reasonable periods senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering;

(ix)          to the extent not previously included in the registration, within 10 Business Days of any increase to the Conversion Rate (including upon the Company’s receipt of the Shareholder Approval) or any payment of PIK Interest, the Company shall file a post-effective amendment to the Registration Statement to increase the number of shares of Common Stock under such Registration Statement to equal the then-current number of Registrable Shares;

(x)           as permitted by law, file a prospectus supplement or post-effective amendment to the applicable Registration Statement to name any additional selling stockholders (x) promptly upon request of any Holder of $25,000,000 aggregate principal amount of Notes or an equivalent amount of Registrable Shares or (y) if a post-effective amendment is required and the requesting Holder holds less than $25,000,000 aggregate principal amount of Notes or an equivalent amount of Registrable Shares, once within 90 days following such request (or concurrent with the filing of any other request); provided that, in each case, that the Company’s obligations to add any Holder as a selling stockholder is contingent upon such Holder furnishing in writing to the Company such information regarding such Holder, the securities of the Company held by such Holder and the intended method of disposition of the Registrable Shares as shall be reasonably requested by the Company to effect the registration of the Registrable Shares at least five (5) business days in advance of the expected filing date of the post-effective amendment or prospectus supplement, as the case may be, and such Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder;

(d)          Notwithstanding anything to the contrary in Registration Rights Annex, the Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of the Company’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the members of the Company’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Trustee and each Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, any Holder will deliver to the Company or, in Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent any Holder is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)          Indemnification.

(i)          The Company agrees to indemnify, to the extent permitted by law, each Holder (to the extent a seller under the Registration Statement), its directors and officers and each person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of any Holder expressly for use therein.

(ii)          In connection with any Registration Statement in which any Holder is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expense alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Holder expressly for use therein; provided, however, that the liability of such Holder shall be several and not joint with any other Holder and shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)          Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Registration Rights Annex shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)          If the indemnification provided under Section (d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Holder shall be limited to the net proceeds received by any Holder from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections (d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section (d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)          Registration Defaults. If any of the following events shall occur (each, a “Registration Default”), then the Company will pay, as liquidated damages and not a penalty, additional interest (“Additional Interest”) on the Notes and liquidated damages (“Liquidated Damages”) on any Registrable Shares then outstanding as follows:

(i)          if the Registration Statement has not been filed with the Commission and become effective on or before the Effectiveness Deadline, then (x) Additional Interest will accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days beginning on, and including, the 1st day after the Effectiveness Deadline, and 0.50% per annum thereafter and (y) Liquidated Damages will accrue on the Fair Market Value of any then outstanding Registrable Securities according to the Liquidated Damages Schedule beginning on, and including, the 1st day after the Effectiveness Deadline;

(ii)          if the Registration Statement has become effective but ceases to be effective or usable for the offer and sale of the full number (including as a result of an increase in the Conversion Rate or payment of PIK Interest) of Registrable Shares (other than in connection with (i) a Suspension Event; or (ii) as a result filing a post-effective amendment solely to add additional selling securityholders) at any time during the Registration Period and the Company does not cure the lapse of effectiveness or usability within ten (10) Business Days (or, if a Suspension Event is then in effect, within ten (10) Business Days after the expiration of such Suspension Event) (or, in the case of filing a post-effective amendment solely to add additional selling securityholders, within ten (10) Business Days after the expiration of the ten (10) day period referred to in Section 2(c), subject to the proviso therein), then (x) Additional Interest will accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, the day following such tenth (10th) Business Day and 0.50% per annum thereafter and (y) and (y) Liquidated Damages will accrue on the Fair Market Value of any then outstanding Registrable Securities according to the Liquidated Damages Schedule beginning on, and including, the day following such tenth (10th) Business Day;

(iii)          if the Company, through its omission, fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Registration Statement at the time it first became effective; or (ii) any Prospectus at the time it is filed with the Commission (or, if later, the effective date of the Registration Statement), then (x) Additional Interest will accrue on the aggregate outstanding principal amount of the Notes held by such Holder at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, the day following the effective date of such Registration Statement or the filing of such Prospectus, as applicable, and 0.50% per annum thereafter and (y) Liquidated Damages will accrue on the Fair Market Value of any then outstanding Registrable Securities according to the Liquidated Damages Schedule beginning on, and including the day following the effective date of such Registration Statement or the filing of such Prospectus, as applicable; and

(iv)          if the aggregate duration of Suspension Events in any period exceeds the number of days permitted in respect thereof, then, commencing on the day the aggregate duration of Suspension Events in such period exceeds the number of days permitted in respect of such period, (x) Additional Interest will accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, such date, and 0.50% per annum thereafter and (y) Liquidated Damages will accrue on the Fair Market Value of any then outstanding Registrable Securities according to the Liquidated Damages Schedule beginning on, and including;

provided, however, that (1) upon the filing and effectiveness of the Registration Statement (in the case of paragraph (i) above), (2) upon such time as the applicable Registration Statement becomes effective and usable for resales (in the case of paragraph (ii) above), (3) upon such time as such Holder is permitted to sell its Registrable Shares pursuant to any Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (iii) above), (4) upon the termination of the applicable Suspension Event (in the case of paragraph (iv) above), or (5) in any case, upon the expiration of the Registration Period, Additional Interest and Liquidated Damages will cease to accrue on account of the applicable Registration Default (it being understood that nothing in this sentence will prevent Additional Interest from accruing as a result of any other Registration Default during the Registration Period).

As used herein:

“Fair Market Value” means, with respect to any date, the volume-weighted average price of the Common Stock on the Principal Trading Market during the ten (10) trading days immediately prior to the date on which the Shelf Registration Statement should have been effective.

“Liquidated Damages Schedule” means, with respect to any date, 0.25% of the aggregate Fair Market Value of the Registrable Shares held by such Holder for the first 60-day period immediately following such date, with such rate increasing to .50% of the Fair Market Value of the Registrable Shares, per 30-day period, accruing daily, for each subsequent 60-day period, up to a maximum of 1.00% of the Fair Market Value of the Registrable Shares per 30-day period or pro rata for any portion thereof following such date.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

Any Additional Interest on the Notes due pursuant to this Section (f) will be payable in cash and on the same dates as the stated interest payable on the Notes. If any Note ceases to be outstanding during any period for which Additional Interest is accruing, the Company will prorate the Additional Interest payable with respect to such Note.

Any Liquidated Damages due pursuant to this Section (f) shall be paid by the Company within ten (10) Business Days of the end of the relevant 60-day period.

For the avoidance of doubt, no Registration Default or other default under or failure to comply with any provision of this Registration Rights Annex will result in a default or Event of Default under the Indenture, nor will a Holder be able to recover damages other than the Additional Interest. Such payments of Additional Interest and/or Liquidated Damages shall constitute the Holders’ exclusive monetary remedy for such Registration Default unless the circumstances above are a result of a willful breach by the Company, but shall not affect the right of the Holders to seek injunctive relief.

(g)	Furnishing Information.

(i)          No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Shares without the prior written consent of the Company.

(ii)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section (b) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registered offering of their Registrable Shares.

(h)	Survival; Third-Party Beneficiaries.

(i)          Any holder of Registrable Securities shall be an intended third-party beneficiary of the provisions of this Registration Rights Annex and shall have the right to enforce the provisions of this Registration Rights Annex.

(ii)          The Company’s obligations under this Registration Rights Annex shall survive the termination of the Fee Letter, and remain in full force and effect until such time as no Notes or Registrable Shares remain outstanding.